Earnings Release

Company Contact:	First Potomac Realty Trust
Randy Haugh	7600 Wisconsin Avenue
Vice President, Finance	11th Floor
(240) 235-5573	Bethesda, MD 20814
rhaugh@first-potomac.com	www.first-potomac.com

FIRST POTOMAC REALTY TRUST REPORTS
FIRST QUARTER 2017 RESULTS

Completed Sales of One Fair Oaks, Plaza 500, Aviation Business Park and Rivers Park I and II

BETHESDA, MD. (April 27, 2017) - First Potomac Realty Trust (NYSE: FPO), a leader in the ownership, management, development and redevelopment of office and business park properties in the greater Washington, D.C. region, reported results for the three months ended March 31, 2017.

First Quarter 2017 Highlights

•	Reported net income attributable to common shareholders of $43.1 million, or $0.74 per diluted share.

•	Reported Core Funds From Operations of $13.9 million, or $0.23 per diluted share.

•	Increased same property net operating income (“Same Property NOI”) by 1.2% on an accrual basis compared with the same period in 2016.

•	Occupied and leased percentages at March 31, 2017 remained relatively flat at 92.4% and 94.0%, respectively, compared with March 31, 2016.

•
As previously disclosed, sold One Fair Oaks, a 214,000 square-foot office building located in Northern Virginia, for net proceeds of $13.3 million in January 2017, and sold Plaza 500, a 503,000 square-foot industrial property located in Northern Virginia, for net proceeds of $72.5 million in February 2017.

•
In March 2017, sold Rivers Park I and II, a 308,000 square-foot business park, and Aviation Business Park, a 120,000 square-foot office building, which were all located in Maryland and owned through unconsolidated joint ventures, for net proceeds based on our ownership interest in the joint ventures of $18.4 million.

Bob Milkovich, Chief Executive Officer of First Potomac Realty Trust stated, “With over $100 million of additional non-core asset sales completed during the first quarter, we have largely achieved the disposition goals we announced in February 2016. In addition, with One Fair Oaks sold, 540 Gaither in active redevelopment with two floors already pre-leased and the potential for a short-term extension with the Bureau of Prisons at 500 First Street, we have addressed our major lease expirations and significantly reduced the risk of our portfolio. As we move forward in 2017, we will have a stronger portfolio and a more flexible capital structure to drive growth and to maximize shareholder value.”

Earnings Release - Continued

Reconciliation of Net Income (Loss) Attributable to Common Shareholders and FFO, FFO Available to Common Shareholders and Unitholders and Core FFO
(amounts in thousands, except per share amounts)

	Three Months Ended March 31,
	2017	2016
Net income (loss) attributable to common shareholders	$43,145	$(4,106)
Depreciation and amortization:
Rental property	14,566	15,006
Unconsolidated joint ventures	870	881
(Gain) loss on sale of rental property	(42,799)	1,155
Gain on sale of rental property owned through unconsolidated joint ventures(1)	(3,797)	—
Net income (loss) attributable to noncontrolling interests in the Operating Partnership	1,884	(133)
Dividends on preferred shares	—	2,248
Issuance costs of redeemed preferred shares(2)	—	1,904
Funds from operations (“FFO”)	13,869	16,955
Dividends on preferred shares	—	(2,248)
Issuance costs of redeemed preferred shares(2)	—	(1,904)
FFO available to common shareholders and unitholders	13,869	12,803
Issuance costs of redeemed preferred shares(2)	—	1,904
Loss on debt extinguishment	—	48
Core FFO	$13,869	$14,755

Net income (loss) attributable to common shareholders per share - basic	$0.75	$(0.07)
Net income (loss) attributable to common shareholders per share - diluted	$0.74	$(0.07)
Weighted average basic common shares	57,635	57,542
Weighted average diluted common shares	57,907	57,542

FFO available to common shareholders and unitholders per share – basic and diluted	$0.23	$0.21
Core FFO per share – diluted	$0.23	$0.24
Weighted average basic common shares and units	60,181	60,149
Weighted average diluted common shares and units	60,452	60,234

(1)
Reflects our proportionate share of the gain on sale of Aviation Business Park and Rivers Park I and II, which were sold by the unconsolidated joint ventures that owned the respective properties. The gain is reflected within equity in earnings on our consolidated income statement for the three months ended March 31, 2017.

(2)
Represents original issuance costs associated with the 7.750% Series A Cumulative Redeemable Perpetual Preferred Shares (the “7.750% Series A Preferred Shares”) that were redeemed during the three months ended March 31, 2016.

Earnings Release - Continued

The definitions of FFO, FFO available to common shareholders and unitholders and Core FFO, as well as the statements of purpose, are included below under “Non-GAAP Financial Measures.”

First Quarter Results

Net income (loss) attributable to common shareholders, Core FFO and FFO available to common shareholders and unitholders for the three months ended March 31, 2017 and 2016 are as follows (in thousands):

	Three Months Ended March 31,
	2017	2016	Change
Net income (loss) attributable to common shareholders	$43,145	$(4,106)	$47,251
Core FFO	$13,869	$14,755	$(886)
FFO available to common shareholders and unitholders	$13,869	$12,803	$1,066

Three months ended March 31, 2017 compared with the same period in 2016

Positive impacts to net income attributable to common shareholders, Core FFO and FFO available to common shareholders and unitholders reflect the following:

•	a $2.2 million reduction in accrued preferred dividends due to the redemption of all of the outstanding 7.750% Series A Preferred Shares during 2016;

•	an additional $0.9 million of net operating income resulting from rent commencement at the NOVA build-to-suit, which was placed in-service in August 2016;

•	a $0.5 million decrease in interest expense primarily due to a reduction in our outstanding debt; and

•	a $0.3 million increase in Same Property net operating income (“Same Property NOI”).

Net income attributable to common shareholders, Core FFO and FFO available to common shareholders and unitholders were adversely impacted by the following:

•	a $3.7 million reduction in net operating income due to property dispositions during 2016 and the first quarter of 2017; and

•	an $0.8 million decrease in interest income due to the repayment of the $34.0 million mezzanine loan on 950 F Street, NW in the second quarter of 2016.

Operating Performance - Leasing and Occupancy

At March 31, 2017, our consolidated portfolio consisted of 71 buildings totaling 6.0 million square feet. Leasing and occupancy highlights for our consolidated portfolio were as follows:

Leased and occupied %(1)
	March 31, 2017	March 31, 2016	Year-over-year basis point increase	December 31, 2016
Leased	94.0%	94.1%	(10)	93.8%
Occupied	92.4%	92.3%	10	92.6%
(1) Excludes properties in development or redevelopment for the respective periods.

Earnings Release - Continued

Leased and occupied percentages during the first quarter of 2017 remained relatively flat compared with the same period in 2016.

Leasing Activity (square feet)
Three Months Ended March 31, 2017
Total new leases	74,000
Total renewal leases	89,000
Total leases executed	163,000

The 89,000 square feet of renewal leases in the quarter reflected a tenant retention rate of 32%, and we experienced negative net absorption of 116,000 square feet in the first quarter of 2017. The low retention rate and negative net absorption were due to the lease termination of the Department of Health and Human Services at 540 Gaither Road (“Redland I”) at Redland, who was the sole tenant of the 134,000 square-foot building. We have begun repositioning Redland I as the building was placed into redevelopment in March 2017. In addition, during the second quarter of 2016, we re-leased two floors at Redland I, which totaled 45,000 square feet, or approximately 34% of the building’s total square footage. We anticipate that the new tenant at Redland I will take occupancy in early 2018; however, we can provide no assurances regarding the timing of when the tenant will take occupancy.

Operating Performance - Same Properties

Same Property NOI increased (decreased) on an accrual basis for the three months ended March 31, 2017 compared with the same period in 2016 as follows:

% Increase (Decrease) in Same Property NOI Compared with the Same Period in 2016
Washington, D.C.	2.5%
Maryland	3.9%
Northern Virginia	2.9%
Southern Virginia	(4.9)%
Total - accrual basis	1.2%

Increases in Same Property NOI in Washington, D.C., Maryland and Northern Virginia for the three months ended March 31, 2017 compared with the same period in 2016 were due to increases in occupancy, particularly at the following properties: 440 First Street, NW and 1401 K Street, NW, which are both located in Washington, D.C., Cloverleaf Center, which is located in Maryland, and Atlantic Corporate Park, which is located in Northern Virginia. Same Property NOI decreased for the three months ended March 31, 2017 compared with the same period in 2016 in Southern Virginia due to a decrease in occupancy at Crossways Commerce Center and an increase in snow and ice removal costs.

A reconciliation of net income (loss) from our consolidated statements of operations to Same Property NOI and a definition and statement of purpose are included below in the financial tables accompanying this press release and under “Non-GAAP Financial Measures,” respectively.

A list of our properties, as well as additional information regarding our results of operations, can be found in our First Quarter 2017 Supplemental Financial Information Report, which is posted on our website, www.first-potomac.com.

Earnings Release - Continued

Dispositions

As previously disclosed, on January 9, 2017, we sold One Fair Oaks, a 214,000 square-foot office building located in Northern Virginia, for gross proceeds of $13.7 million, which generated net proceeds of $13.3 million, and on February 17, 2017, we sold Plaza 500, a 503,000 square-foot industrial property located in Northern Virginia, for gross proceeds of $75.0 million, which generated net proceeds of $72.5 million.

On March 7, 2017, three of our unconsolidated joint ventures collectively sold Aviation Business Park and Rivers Park I and II, which were all located in Maryland. Based on our percentage ownership of the joint ventures, our share of gross proceeds from the sale totaled $19.0 million, which generated $18.4 million of net proceeds. We used the net proceeds from the sale to repay $7.0 million (our proportionate share) of mortgage debt encumbering Rivers Park I and II, and the remainder was used to repay a portion of the outstanding balance under our unsecured revolving credit facility.

Balance Sheet

We had $649.5 million of gross debt outstanding at March 31, 2017, of which $231.7 million was fixed-rate debt, $240.0 million was hedged variable-rate debt and $177.8 million was unhedged variable-rate debt. The weighted average interest rate of our debt was 3.7% at March 31, 2017.

Dividends

On April 25, 2017, we declared a dividend of $0.10 per common share, equating to an annualized dividend of $0.40 per common share. The dividend will be paid on May 15, 2017 to common shareholders of record as of May 8, 2017.

2017 Core FFO Guidance

We are raising our full-year 2017 Core FFO guidance from our previous range of $0.78 to $0.84 to a current range of $0.80 to $0.85 per diluted share. The following is a summary of the assumptions that we used in arriving at our guidance (unaudited, amounts in thousands except percentages and per share amounts):

	Expected Ranges
Portfolio Net Operating Income(1)	$84,000	-	$88,000
Interest and Other Income	$450	-	$550
FFO from Unconsolidated Joint Ventures(2)	$4,500	-	$5,000
Interest Expense	$23,000	-	$25,000
General and Administrative Expense	$17,500	-	$18,500
Weighted Average Shares and OP Units	60,400	-	60,800
Year-End Occupancy(3)	91.0%	-	93.0%
Same Property NOI Growth - Accrual Basis(4)	-1.0%	-	+1.0%

(1)
Reflects the sale of One Fair Oaks, which occurred on January 9, 2017, as well as the sale of Plaza 500, which occurred on February 17, 2017. No assumption for additional acquisitions or dispositions is included in the guidance range.

(2)	Reflects the sale of Aviation Business Park and Rivers Park I and II, which occurred on March 7, 2017.

(3)
Assumes 500 First Street, NW and 540 Gaither Road at Redland are placed into redevelopment during 2017, and the square footage associated with the properties is excluded from reported portfolio metrics, including occupancy.

(4)
Assumes 500 First Street, NW and 540 Gaither Road at Redland are placed into redevelopment during 2017, resulting in the properties being excluded from the full-year 2017 same property NOI calculation.

Earnings Release - Continued

Our guidance is also based on a number of other assumptions, many of which are outside our control and all of which are subject to change. We may change our guidance as actual and anticipated results vary from these assumptions.

Guidance Range for 2017	Low Range	High Range
Net income attributable to common shareholders per diluted share	$0.63	$0.66
Real estate depreciation(1)	0.97	0.99
Net income attributable to noncontrolling interests and items excluded from Core FFO per diluted share(2)	(0.80)	(0.80)
Core FFO per diluted share	$0.80	$0.85

(1)	Includes our pro-rata share of depreciation from our unconsolidated joint ventures and depreciation related to disposed properties.

(2)
Items excluded from Core FFO consist of personnel separation costs, the gains or losses associated with disposed properties, property impairment, loss on debt extinguishment and other non-recurring items.

Investor Conference Call and Webcast

We will host a conference call on April 28, 2017 at 9:00 AM ET to discuss the first quarter 2017 results and our 2017 Core FFO guidance. The conference call can be accessed by dialing (877) 425-9470 or (201) 389-0878 for international participants. A replay of the call will be available from 12:00 PM ET on April 28, 2017, until midnight ET on May 5, 2017. The replay can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers, and entering pin number 13659183.

A live broadcast of the conference call will also be available online at the Company’s website, www.first-potomac.com, on April 28, 2017 beginning at 9:00 AM ET. An online replay will follow shortly after the call and will continue for 90 days.

About First Potomac Realty Trust

First Potomac Realty Trust is a self-administered, self-managed real estate investment trust that focuses on owning, operating, developing and redeveloping office and business park properties in the greater Washington, D.C. region. FPO common shares (NYSE: FPO) are publicly traded on the New York Stock Exchange. As of March 31, 2017, our consolidated portfolio totaled 6.0 million square feet. Based on annualized cash basis rent, our portfolio consists of 66% office properties and 34% business park properties. A key element of First Potomac’s overarching strategy is its dedication to sustainability. Over one million square feet of First Potomac property is LEED Certified and over half of the portfolio’s multi-story office square footage is LEED or Energy Star Certified.

Non-GAAP Financial Measures

Funds from Operations - Funds from operations (“FFO”), which is a non-GAAP measure used by many investors and analysts that follow the public real estate industry, represents net income (computed in accordance with U.S. generally accepted accounting principles (“GAAP”)), excluding gains (losses) on sales of rental property and impairments of rental property, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. We also exclude from our FFO calculation the impact related to third parties from our consolidated joint venture. FFO available to common shareholders and unitholders is calculated as FFO less accumulated dividends on our preferred shares for the applicable periods presented. We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may differ from the methodology for calculating FFO, or similarly titled measures, utilized by other equity REITs and, accordingly, may not be comparable to such other REITs.

Earnings Release - Continued

We consider FFO and FFO available to common shareholders and unitholders useful measures of performance for an equity real estate investment trust (“REIT”) as they facilitate an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assume that the value of rental property diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that FFO provides a meaningful indication of our performance. We also consider FFO an appropriate supplemental performance measure given its wide use by investors and analysts. However, FFO does not represent amounts available for our discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Our methodology for computing FFO adds back noncontrolling interests in the income from our Operating Partnership in determining FFO. We believe this is appropriate as common Operating Partnership units are presented on an as-converted, one-for-one basis for common shares in determining FFO per diluted share.

Our presentation of FFO in accordance with NAREIT’s definition should not be considered as an alternative to net (loss) income attributable to common shareholders (computed in accordance with GAAP) as an indicator of our financial performance.

Core FFO - We believe that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the results provided by our operating portfolio and affect the comparability of our period-over-period performance. These items include, but are not limited to, gains and losses on the retirement of debt, personnel separation costs, contingent consideration charges, acceleration of deferred abatement and straight-line amortization, gains on the receipt of yield maintenance payments from the prepayment of a note receivable, issuance costs of redeemed preferred shares and acquisition costs. Core FFO is presented less accumulated dividends on our preferred shares for all the periods presented.

Our presentation of Core FFO should not be considered as an alternative to net (loss) income attributable to common shareholders (computed in accordance with GAAP) as an indicator of our financial performance. Our FFO and Core FFO calculations are reconciled to (loss) income attributable to common shareholders in this release.

Same Property NOI - Same Property Net Operating Income (“Same Property NOI”), defined as property revenues (rental and tenant reimbursements and other revenues) less property operating expenses (real estate taxes, property operating and insurance expenses) from the consolidated properties owned by us and in-service for the entirety of the periods presented, is a primary performance measure we use to assess the results of operations at our properties. Same Property NOI is a non-GAAP measure. As an indication of our operating performance, Same Property NOI should not be considered an alternative to net income (loss) calculated in accordance with GAAP. A reconciliation of our Same Property NOI to net income is presented below. The Same Property NOI results exclude the collection of termination fees, as these items vary significantly period-over-period, thus impacting trends and comparability. Also, Same Property NOI includes a normalized management fee percentage in lieu of an administrative overhead allocation for comparative purposes. We eliminate depreciation and amortization expense, which are property level expenses, in computing Same Property NOI as these are non-cash expenses that are based on historical cost accounting assumptions and management believes these expenses do not offer the investor significant insight into the operations of the property. This presentation allows management and investors to determine whether growth or declines in net operating income are a result of increases or decreases in property operations or the acquisition or disposition of additional properties. While this presentation provides useful information to management and investors, the results below should be read in conjunction with the results from the consolidated statements of operations to provide a complete depiction of our total performance.

Forward-Looking Statements

Earnings Release - Continued

The forward-looking statements contained in this press release, including statements regarding our 2017 Core FFO guidance and related assumptions, potential dispositions and the timing and pricing of such dispositions, future acquisition and growth opportunities and the timing of future tenant occupancies, are subject to various risks and uncertainties. Although we believe the expectations reflected in any forward-looking statements contained herein are based on reasonable assumptions, there can be no assurance that our expectations will be achieved. Certain factors that could cause actual results to differ materially from our expectations include changes in general or regional economic conditions; our ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs; our ability to complete acquisitions and dispositions on acceptable terms, or at all; our ability to manage our current debt levels and repay or refinance our indebtedness upon maturity or other required payment dates; our ability to maintain financial covenant compliance under our debt agreements; our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures; our ability to obtain debt and/or financing on attractive terms, or at all; changes in the assumptions underlying our earnings and Core FFO guidance and other risks detailed in our Annual Report on Form 10-K and described from time to time in our filings with the Securities and Exchange Commission. Many of these factors are beyond our ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events. We do not intend to, and expressly disclaim any duty to, update or revise the forward-looking statements in this discussion to reflect changes in underlying assumptions or factors, new information, future events or otherwise, after the date hereof, except as may be required by law. In light of these risks and uncertainties, you should not rely upon these forward-looking statements after the date of this report and should keep in mind that any forward-looking statement made in this discussion, or elsewhere, might not occur.

Earnings Release - Continued

Consolidated Statements of Operations
(unaudited, amounts in thousands, except per share amounts)

	Three Months Ended March 31,
	2017	2016
Revenues:
Rental	$30,818	$33,844
Tenant reimbursements and other	7,005	8,853
Total revenues	37,823	42,697
Operating expenses:
Property operating	9,958	11,537
Real estate taxes and insurance	4,661	5,216
General and administrative	4,497	4,578
Depreciation and amortization	14,566	15,006
Total operating expenses	33,682	36,337
Operating income	4,141	6,360
Other expenses (income):
Interest expense	6,344	6,816
Interest and other income	(210)	(1,003)
Equity in earnings of affiliates	(4,223)	(555)
(Gain) loss on sale of rental property	(42,799)	1,155
Loss on debt extinguishment	—	48
Total other expenses (income)	(40,888)	6,461
Net income (loss)	45,029	(101)
Less: Net (income) loss attributable to noncontrolling interests	(1,884)	147
Net income attributable to First Potomac Realty Trust	43,145	46
Less: Dividends on preferred shares	—	(2,248)
Less: Issuance costs of redeemed preferred shares	—	(1,904)
Net income (loss) attributable to common shareholders	$43,145	$(4,106)

Basic and diluted earnings per common share:
Net income (loss) attributable to common shareholders - basic	$0.75	$(0.07)
Net income (loss) attributable to common shareholders - diluted	$0.74	$(0.07)
Weighted average common shares outstanding:
Basic	57,635	57,542
Diluted	57,907	57,542

Earnings Release - Continued

Consolidated Balance Sheets
(amounts in thousands, except per share amounts)

	March 31, 2017	December 31, 2016
	(unaudited)
Assets:
Rental property, net	$1,024,605	$1,059,272
Assets held-for-sale	—	13,176
Cash and cash equivalents	13,269	14,144
Escrows and reserves	2,348	1,419
Accounts and other receivables, net of allowance for doubtful accounts of $922 and $655, respectively	5,611	6,892
Accrued straight-line rents, net of allowance for doubtful accounts of $471 and $414, respectively	45,211	42,745
Investment in affiliates	42,314	49,392
Deferred costs, net	41,603	42,712
Prepaid expenses and other assets	5,414	5,389
Intangibles assets, net	23,622	25,106
Total assets	$1,203,997	$1,260,247
Liabilities:
Mortgage loans, net	$295,523	$296,212
Unsecured term loan, net	299,433	299,404
Unsecured revolving credit facility, net	48,758	141,555
Accounts payable and other liabilities	40,897	43,904
Accrued interest	1,470	1,537
Rents received in advance	6,493	6,234
Tenant security deposits	4,831	4,982
Deferred market rent, net	1,716	1,792
Total liabilities	699,121	795,620
Noncontrolling interests in the Operating Partnership	27,516	28,244
Equity:
Common shares, $0.001 par value per share, 150,000 shares authorized; 58,716 and 58,319 shares issued and outstanding, respectively	59	58
Additional paid-in capital	916,460	913,367
Accumulated other comprehensive loss	(273)	(844)
Dividends in excess of accumulated earnings	(438,886)	(476,198)
Total equity	477,360	436,383
Total liabilities, noncontrolling interests and equity	$1,203,997	$1,260,247

Earnings Release - Continued

Same Property Analysis
(unaudited, dollars in thousands)

Reconciliation of net income (loss) to Same Property NOI(1):
	Three Months Ended March 31,
	2017	2016
Number of buildings	69	69

Net income (loss)	$45,029	$(101)
Total other expenses (income)	(40,888)	6,461
Depreciation and amortization	14,566	15,006
General and administrative expenses	4,497	4,578
Non-comparable net operating income(2)	(1,901)	(4,902)
Same Property NOI	$21,303	$21,042

Same property revenues
Rental	$28,471	$27,779
Tenant reimbursements and other(3)	6,187	6,655
Total same property revenues	34,658	34,434
Same property operating expenses
Property(4)	8,997	9,221
Real estate taxes and insurance	4,358	4,171
Total same property operating expenses	13,355	13,392
Same Property NOI	$21,303	$21,042

Same Property NOI growth	1.2%

	Weighted Average Occupancy for the Three Months Ended March 31,
	2017	2016
Same Properties	92.1%	92.3%

Change in Same Property NOI (accrual basis)
By Region	Three Months Ended March 31, 2017	Percentage of Base Rent
Washington, D.C.	2.5%	33%
Maryland	3.9%	30%
Northern Virginia	2.9%	16%
Southern Virginia	(4.9)%	22%
By Type
Business Park / Industrial	(4.1)%	31%
Office	4.4%	69%

(1)
Same property comparisons are based upon those consolidated properties owned and in-service for the entirety of the periods presented. Same property results for the three months ended March 31, 2017 and 2016 exclude the operating results of all disposed properties and the results of the following non-same properties that were owned as of March 31, 2017: Redland I and the NOVA build-to-suit.

(2)
Includes property results for Redland I, the NOVA build-to-suit and all properties that were disposed of prior to March 31, 2017. Also includes an administrative overhead allocation, which was replaced by a normalized management fee.

(3)	Excludes termination fee income for comparative purposes.

(4)	Same property operating expenses have been adjusted to reflect a normalized management fee in lieu of an administrative overhead allocation for comparative purposes.